SCHEDULE A

BARON ETF TRUST

BARON FIRST PRINCIPLES ETF

BARON GLOBAL DURABLE ADVANTAGE ETF

BARON SMID CAP ETF

BARON FINANCIALS ETF

BARON TECHNOLOGY ETF

BARON EMERGING MARKETS SELECT ETF